EXHIBIT (a)(3)

                             MEDIS TECHNOLOGIES LTD.

                         OFFER TO EXCHANGE AND EXERCISE

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                                 WITHDRAWAL FORM

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     If you  previously  elected to  participate  in the offer (the  "Offer") by
Medis Technologies Ltd. ("Medis") described in the Offer to Exchange and Exercise dated September 3, 2003 (the "Offer to Exchange and Exercise"), and you would now like to change your prior election and withdraw your tendered Loyalty Program Warrants and the aggregate exercise price of your New Warrants, you must properly complete, sign, date and deliver this Withdrawal Form ("Withdrawal Form") to Medis pursuant to the Instructions accompanying this Withdrawal Form, by no later than the expiration of the Offer. The Offer will expire at 5:00 p.m. Eastern Time on September 30, 2003, unless extended. If we extend the Offer, you may change your prior election and withdraw your tendered Loyalty Program Warrants and aggregate exercise price at any time before the expiration of the extended deadline.

     If Medis receives one or more Election Forms and one or more Withdrawal Forms signed by you, Medis will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

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ACKNOWLEDGEMENT AND SIGNATURE:

     I previously (a) completed, signed, dated and delivered to Medis the Election Form, in which I elected to participate in the Offer, (b) delivered to Medis the original executed agreement evidencing my Loyalty Program Warrants and
(c) delivered to Medis the aggregate exercise price of my New Warrants. I now wish to change my prior election and withdraw my tendered Loyalty Program Warrants and the aggregate exercise price of my New Warrants.

     By properly completing, signing and dating this Withdrawal Form and delivering it to Medis pursuant to the Instructions accompanying this Withdrawal Form, I voluntarily elect to change my prior election to participate in the Offer and withdraw my tendered Loyalty Program Warrants and aggregate exercise price of my New Warrants. I understand and acknowledge that if Medis accepts my withdrawal, my Loyalty Program Warrants will remain outstanding until they terminate or are exercised, and I will not receive or have any rights to any New Warrants.



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Signature                                    Date



Name:
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                                             Social Security Number or Tax ID
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